Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release

Echelon Reports Second Quarter 2015 Results

SAN JOSE, Calif., August 6, 2015 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2015.

•	Q2 Revenues: $9.4 million

•	Q2 GAAP Net Loss: $5.2 million; GAAP Net Loss per Share: $0.12

•	Q2 Non-GAAP Net Loss: $2.0 million; Non-GAAP Net Loss per Share: $0.05
Revenues were $9.4 million in the second quarter, down from $9.9 million in the previous quarter, but up from $9.0 million a year ago.
GAAP gross margin in the second quarter was 59.2% compared with 57.9% in the second quarter of 2014. Increased gross margins were driven by product mix. Total operating expenses for the quarter, including one-time charges of $3.3 million attributable to the termination of our headquarters’ facility leases, increased to $10.1 million from $8.0 million in the same period last year, and from $7.6 million in the previous quarter. Non-GAAP operating expenses declined to $6.9 million in the second quarter from $7.9 million in the same period last year.

GAAP net loss for the second quarter was $5.2 million, or $0.12 per share, compared with a net loss of $8.6 million, or $0.20 per share including discontinued operations in the same period last year, and up from a net loss of $1.4 million, or $0.03 in the previous quarter. Non-GAAP net loss for the second quarter was $2.0 million, or $0.05 per share, compared with a non-GAAP net loss of $3.1 million, or $0.07 per share for the second quarter of 2014, and $1.3 million, or $0.03 in the previous quarter.

“Second quarter sales of our networked lighting control solutions grew significantly and we had a meaningful design win in our building automation business. We also saw our first year-over-year increase in quarterly revenues in two years. Additionally, we took a significant step in further lowering our operating expenses by terminating our long-term facilities leases,” said Ron Sege, Chairman and CEO of Echelon. “With signs of momentum based on our IIoT initiatives, we are positioned for growth in the back half of the year.”
Business Outlook

Echelon’s guidance for the third quarter of 2015 are as follows:

•	Total revenues are expected to be $9.5 million to $10.3 million.

•	Non-GAAP gross margin is expected to be in a range of 58% to 59% of revenue.

•	Operating expenses are expected to be in a range of $6.9 million to $7.2 million.

•	Non-GAAP loss per share is expected to be between $0.02 to $0.04, based on 44.1 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.03 to $0.05.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 4:30 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 40293313. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.

Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results from continuing operations excluding restructuring charges, litigation charges, impairment charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation
Echelon Corporation (NASDAQ: ELON) is a leading independent control networking company for the Industrial Internet of Things. Echelon delivers multi-protocol and multi-media elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation and Internet of Things markets worldwide. The Company develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the Company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the Company's blog at http://blog.echelon.com/.
###
Echelon, the Echelon logo, and IzoT are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the Company’s opportunities for future growth, and the Company’s guidance for the third quarter of 2015. Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products; the risk that we will not realize our expectations with respect to the successful integration and growth of the products we acquired from Lumewave; failure to achieve revenue estimates or maintain expense controls; circumstances that may delay the time frame for achieving our business outlook; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; risks resulting from our declining stock price and related potential de-listing from NASDAQ; and other risks identified in Echelon's SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$6,501	$13,340
Restricted investments	1,401	1,401
Short-term investments	19,998	28,829
Accounts receivable, net	3,822	3,948
Inventories	2,926	3,243
Deferred cost of goods sold	789	935
Other current assets	1,722	1,084
Current assets of discontinued operations held for sale	597	597
Total current assets	37,756	53,377
Property and equipment, net	965	10,190
Other long-term assets	7,308	8,043
Long-term assets of discontinued operations held for sale	34	36
	$46,063	$71,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,168	$3,614
Accrued liabilities	2,458	2,844
Current portion of lease financing obligations	390	2,459
Deferred revenues	2,795	3,126
Current liabilities of discontinued operations held for sale	1,025	1,024
Total current liabilities	8,836	13,067
Long-term liabilities	1,437	15,402
Total stockholders’ equity	35,790	43,177
	$46,063	$71,646

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$9,363	$8,981	$19,231	$19,905
Cost of revenues (1)	3,821	3,784	8,065	8,322
Gross profit	5,542	5,197	11,166	11,583
Operating expenses:
Product development (1)	2,340	2,170	4,952	4,919
Sales and marketing (1)	2,194	2,265	4,382	4,440
General and administrative (1)	2,187	3,579	5,008	7,349
Lease termination charges	3,337	—	3,337	—
Total operating expenses	10,058	8,014	17,679	16,708
Loss from continuing operations	(4,516)	(2,817)	(6,513)	(5,125)
Interest and other income (expense), net	(458)	(69)	380	(58)
Interest expense on lease financing obligations	(128)	(280)	(380)	(568)
Loss from continuing operations before provision for income taxes	(5,102)	(3,166)	(6,513)	(5,751)
Income tax expense	61	106	74	81
Net loss from continuing operations attributable to Echelon Corporation Stockholders	$(5,163)	$(3,272)	$(6,587)	$(5,832)
Net loss from discontinued operations, net of income taxes	—	(5,579)	—	(7,109)
Net loss from discontinued operations attributable to non-controlling interest, net of income taxes	—	239	—	356
Net loss from discontinued operations attributable to Echelon Corporation Stockholders, net of income taxes	—	(5,340)	—	(6,753)
Net loss attributable to Echelon Corporation Stockholders	$(5,163)	$(8,612)	$(6,587)	$(12,585)

Basic and diluted net loss per share from continuing operations attributable to Echelon Corporation Stockholders	$(0.12)	$(0.08)	$(0.15)	$(0.13)
Basic and diluted net loss per share from discontinued operations attributable to Echelon Corporation Stockholders	$0.00	$(0.12)	$0.00	$(0.16)
Basic and diluted net loss per share attributable to Echelon Corporation Stockholders	$(0.12)	$(0.20)	$(0.15)	$(0.29)

Shares used in computing net loss per share:
Basic	44,062	43,325	44,037	43,295
Diluted	44,062	43,325	44,037	43,295

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$(27)	$69	$(68)	$160
Product development	36	(384)	135	(166)
Sales and marketing	(7)	36	(90)	97
General and administrative	(206)	419	(24)	735
Discontinued operations	—	283	—	480
Total stock-based compensation expenses	$(204)	$423	$(47)	$1,306

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

GAAP net loss	$(5,163)	$(8,612)	$(6,587)	$(12,585)

Stock-based compensation	(204)	141	(47)	826
Lease termination charges	3,337	—	3,337	—
Loss from discontinued operations	—	5,340	—	6,753
Total non-GAAP adjustments to earnings from operations	3,133	5,481	3,290	7,579
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(2,030)	$(3,131)	$(3,297)	$(5,006)
Non-GAAP net loss per share:
Diluted	$(0.05)	$(0.07)	$(0.07)	$(0.12)
Shares used in computing net loss per share:
Diluted	44,062	43,325	44,037	43,295

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2015	2014

Cash flows provided by (used in) operating activities:
Net loss including noncontrolling interest	$(6,587)	$(12,941)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,076	1,845
Increase in allowance for doubtful accounts	17	49
Lease termination charges	3,337	—
Goodwill impairment charges	—	3,388
Loss on disposal of and write down of property, equipment and other	—	692
Reduction of (increase in) accrued investment income	(16)	7
Stock-based compensation	(47)	1,306
Adjustment to contingent consideration	(96)	—
Change in operating assets and liabilities:
Accounts receivable	110	2,213
Inventories	317	824
Deferred cost of goods sold	145	72
Other current assets	(285)	167
Accounts payable	(1,441)	(1,032)
Accrued liabilities	(279)	(1,659)
Deferred revenues	(322)	402
Deferred rent	(148)	(21)
Net cash used in operating activities	(4,219)	(4,688)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(3,991)	(8,993)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	12,852	25,972
Change in other long‑term assets	—	(45)
Capital expenditures	(16)	(400)
Net cash provided by investing activities	8,845	16,534

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(10,888)	(1,104)
Proceeds from exercise of stock options	—	17
Restricted cash used as collateral for line of credit	—	(6,250)
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(129)	(262)
Net cash used in financing activities	(11,017)	(7,599)

Effect of exchange rates on cash:	(448)	(15)
Net change in cash and cash equivalents	(6,839)	4,232
Cash and cash equivalents:
Beginning of period	13,340	14,648
End of period	$6,501	$18,880